Corporate Capital Trust, Inc. 8-K

Exhibit 4.1

Execution Version

CORPORATE CAPITAL TRUST, INC.

Company

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Trustee

Indenture

Dated as of June 28, 2017

5.00% Senior Notes due 2022

Corporate Capital Trust, Inc.
Reconciliation and tie between Trust Indenture Act of 1939
and Indenture, dated as of June 28, 2017

Trust Indenture Act Section		Indenture Section
§ 310	(a)(1)	507
	(a)(2)	507
	(b)	509
§ 312	(c)	601
§ 314	(a)	604
	(a)(4)	905
	(c)(1)	102
	(c)(2)	102
	(e)	102
§ 315	(b)	501
§ 316	(a) (last sentence)	101 (“Outstanding”)
	(a)(1)(A)	402, 412
	(a)(1)(B)	413
	(b)	408
§ 317	(a)(1)	403
	(a)(2)	404
§ 318	(a)	111
	(c)	111

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

TABLE OF CONTENTS

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SECTION 803. Execution of Supplemental Indentures	54
SECTION 804. Effect of Supplemental Indentures	54
SECTION 805. Conformity with Trust Indenture Act	54
SECTION 806. Reference in Notes to Supplemental Indentures	54
Article Nine COVENANTS	55
SECTION 901. Payment of Principal, Premium, if any, and Interest	55
SECTION 902. Limitation on Second Liens	55
SECTION 903. Maintenance of Office or Agency	55
SECTION 904. Money for Notes Payments to Be Held in Trust	56
SECTION 905. Repurchase at the Option of Holders upon a Change of Control Repurchase Event	56
SECTION 906. Statement as to Compliance	59
Article Ten REDEMPTION OF SECURITIES	59
SECTION 1001. Election to Redeem; Notice to Trustee	59
SECTION 1002. Selection by Trustee of Notes to Be Redeemed	59
SECTION 1003. Notice of Redemption	60
SECTION 1004. Deposit of Redemption Price	61
SECTION 1005. Notes Payable on Redemption Date	61
SECTION 1006. Notes Redeemed in Part	61
SECTION 1007. Mandatory Redemption	61
Article Eleven DEFEASANCE AND COVENANT DEFEASANCE	62
SECTION 1101. Applicability of Article; Company’s Option to Effect Defeasance or Covenant Defeasance	62
SECTION 1102. Defeasance and Discharge	62
SECTION 1103. Covenant Defeasance	62
SECTION 1104. Conditions to Defeasance or Covenant Defeasance	63
SECTION 1105. Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions	64

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INDENTURE, dated as of June 28, 2017, between CORPORATE CAPITAL TRUST, INC., a Maryland corporation that is a closed-end investment company that has elected to be treated as a business development company (hereinafter called the “Company”), having its principal office at 450 South Orange Avenue, Orlando, Florida 32801, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee (hereinafter called the “Trustee”), having its office at 10161 Centurion Parkway N., Jacksonville, Florida 32256.

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders:

Article One

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101.         Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)       the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular and, pursuant to Section 201, any such item may be amended or modified or specified as being inapplicable;

(2)       all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)       all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States; and

(4)       the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used in other Articles herein, are defined in those Articles.

“Act,” when used with respect to any Holder, has the meaning specified in Section 104.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any authenticating agent appointed by the Trustee pursuant to Section 512 to act on behalf of the Trustee to authenticate Notes.

“Authorized Newspaper” means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

“Below Investment Grade Rating Event” means the Notes are downgraded below Investment Grade by both Change of Control Rating Agencies on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Change of Control Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Change of Control Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Board of Directors” means the board of directors of the Company, the executive committee or any committee of that board duly authorized to act hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors (or by a committee of the Board of Directors, to the extent that any such other committee has been authorized by the Board of Directors to establish or approve the matters contemplated) and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day,” when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Notes, means, unless otherwise specified with respect to any Notes pursuant to Section 201, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in that Place of Payment or particular location are authorized or obligated by law or executive order to close.

“Change of Control” means the occurrence of any of the following:

(i)       the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the property or assets of the Company and its Controlled Subsidiaries, taken as a whole, to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of the Company or its Controlled Subsidiaries shall not be deemed to be any such sale, transfer, conveyance or disposition;

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(ii)       the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares; or

(iii)       the approval by the Company’s stockholders of any plan or proposal relating to the liquidation or dissolution of the Company.

“Change of Control Rating Agency” means:

(i)       each of Kroll and S&P; and

(ii)       if either of Kroll or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined in Section (3)(a)(62) of the Exchange Act selected by the Company as a replacement agency for Kroll or S&P, or both, as the case may be.

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by the Chief Executive Officer, President, an Executive Vice President or a Vice President of the Company, and by the Chief Financial Officer, Treasurer, Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financing practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes being redeemed.

“Comparable Treasury Price” means (i) the average of the remaining Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

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“Controlled Subsidiary” means any Subsidiary of the Company, 50% or more of the outstanding equity interests of which are owned by the Company and its direct or indirect Subsidiaries and of which the Company possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 10161 Centurion Parkway N., Jacksonville, Florida 32256, Attention: Client Service Manager, Corporate Trust Administration, Fax No.: (904) 645-1921, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Corporation” includes corporations, associations, companies and business trusts.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depository” means the clearing agency registered under the Exchange Act that is designated to act as the Depository for global Notes. DTC shall be the initial Depository, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depository” shall mean or include such successor.

“Dollar” or “ $” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for payment of public and private debts.

“DTC” means The Depository Trust Company.

“Electronic Means” means the following communication methods: S.W.I.F.T., e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or any other method or system specified by the Trustee as available for use in connection with its services under this Indenture.

“Event of Default” has the meaning specified in Article Four.

“Exchange Act” means the United States Securities Exchange Act of 1934, and the rules and regulations promulgated by the Commission thereunder and any statute successor thereto, in each case as amended from time to time.

“Fitch” means Fitch Ratings, Inc.

“Global Note Legend” means the legend substantially in the form set forth in Exhibit B.

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“Government Obligations” means securities that are (i) direct obligations of the United States, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

“Holder” means the Person in whose name a Note is registered in the Note Register.

“Increased Interest Rate Period” has the meaning specified in Article Two.

“Indebtedness” of any specified Person means, without duplication, any indebtedness, whether or not contingent, in respect of borrowed money or that is evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto) or representing the balance deferred and unpaid of the purchase price of any Property, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness would appear as a liability on an unconsolidated balance sheet of such person (but does not include contingent liabilities that appear only in a footnote to a balance sheet). In addition, the term “Indebtedness” includes all of the following items, whether or not any such items would appear as a liability on a balance sheet of the specified person in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”):

(i)       all Indebtedness of others secured by a lien on any asset of the specified person (whether or not such Indebtedness is assumed by the specified person); and

(ii)       to the extent not otherwise included, any guarantee by the specified person of Indebtedness of any other person.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of the Notes established as contemplated by Section 201.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Interest Rate Increase” has the meaning specified in Article Two.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Investment Grade” means a rating of BBB- or better by Kroll (or its equivalent under any successor rating categories of Kroll) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Change of Control Rating Agency ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Change of Control Rating Agency selected by the Company as a replacement Change of Control Rating Agency).

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“Issue Date” means June 28, 2017, the date on which Notes are first issued under this Indenture.

“Kroll” means Kroll Bond Rating Agency, Inc., or any successor thereto.

“Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature there of, and any agreement to give any security interest).

“Maturity” means the date on which the principal of the Notes become due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment, notice of exchange or otherwise.

“Note” or “Notes” has the meaning stated in the first recital of this Indenture and, more particularly, means any Note or Notes authenticated and delivered under this Indenture.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 205.

“Notice of Default” has the meaning provided in Section 401.

“Officers’ Certificate” means a certificate signed by the Chief Executive Officer, President, an Executive Vice President or a Vice President of the Company, and by the Chief Financial Officer, Treasurer, Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company or who may be an employee of or other counsel for the Company and which opinion shall be reasonably satisfactory to the Trustee.

“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i)       Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)       Notes, or portions thereof, for whose payment or redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

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(iii)       Notes, except to the extent provided in Sections 1102 and 1103, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Eleven; and

(iv)       Notes that have been paid pursuant to Section 206 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a protected purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to the presence of a quorum, only Notes that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of (or premium, if any) or interest on the Notes on behalf of the Company.

“Permitted Holders” means (i) the Company, (ii) one or more of the Company’s Controlled Subsidiaries and (iii) CNL Fund Advisors Company or KKR Credit Advisors (US) LLC (the “Advisors”), any of the Advisors’ affiliates or any entity that is managed by the Advisors or any of their respective Affiliates that is organized under the laws of a jurisdiction located in the United States and in the business of managing or advising clients.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity.

“Place of Payment” means the place or places where the principal of (and premium, if any) and interest on the Notes are payable as specified and as contemplated by Sections 201 and 902.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 206 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

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“Private Placement Legend” means the legend substantially in the form set forth in Exhibit C.

“Property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.

“Qualified Institutional Buyer” shall have the meaning specified in Rule 144A under the Securities Act.

“Quotation Agent” means a Reference Treasury Dealer selected by the Company.

“Rating Agencies” means Fitch, Kroll and S&P.

“Redemption Date,” when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Reference Treasury Dealer” means any primary U.S. government securities dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m. New York City time on the third Business Day preceding such redemption date.

“Registered Note” means any Note that is registered in the Note Register.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Legend” means the legend substantially in the form set forth in Exhibit D.

“Repayment Date,” when used with respect to any Note to be repaid at the option of the Holder, means the date fixed for such repayment by or pursuant to this Indenture.

“Repayment Price,” when used with respect to any Note to be repaid at the option of the Holder, means the price at which it is to be repaid by or pursuant to this Indenture.

“Responsible Officer,” when used with respect to the Trustee, means any officer of the Trustee at its Corporate Trust Office assigned by the Trustee to administer its corporate trust matters and who shall have direct responsibility for the administration of this Indenture.

“Restricted Note” has the same meaning as “restricted security” set forth in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request (at the expense of the Company) and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

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“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc., or any successor thereto.

“Second Lien” means any Lien created or incurred on any Property that, at the time of such creation or incurrence, is encumbered by a Lien previously created or incurred.

“Stated Maturity” means the date specified in the Notes as the fixed date on which the principal of the Notes or interest is due and payable.

“Subsidiary” means (i) any corporation a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest, or (iii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest; provided that, in any case, Subsidiaries shall only include consolidated subsidiaries and shall exclude any investments held by the Company that are not, under generally accepted accounting principles in the United States, consolidated on the financial statements of the Company and its subsidiaries. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue (computed as of the third Business Day immediately preceding the redemption), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The redemption price and the Treasury Rate will be determined by the Company.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was executed, except as provided in Section 805.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“United States” means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

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“United States person” means, unless otherwise specified with respect to any Notes pursuant to Section 201, any individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in the Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to continue to be treated as United States persons, will also be United States persons.

“Unrestricted Note” means Notes that are not Restricted Notes.

“Voting Stock” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

SECTION 102.         Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 905) shall include:

(1)       a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

(2)       a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)       a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(4)       a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

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SECTION 103.          Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion as to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, or a certificate or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion, certificate or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such Opinion of Counsel or certificate or representations may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information as to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations as to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.         Acts of Holders.

(a)       Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may, alternatively, be embodied in and evidenced by the record of Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section. The record of any meeting of Holders shall be proved in the manner provided in Section 1206.

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(b)       The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing or the authority of the Person executing the same may also be proved in any other reasonable manner that the Trustee deems sufficient.

(c)       The ownership of Registered Notes shall be proved by the Note Register.

(d)       If the Company shall solicit from the Holders of Registered Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, in or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e)       Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Note Registrar, any Paying Agent, any Authenticating Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 105.         Notices, Etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(1)       the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished, filed or mailed, first-class postage prepaid in writing to or with the Trustee at its Corporate Trust Office, Attention: Client Service Manager, Corporate Trust Administration, Fax No.: (904) 645-1921, or at any other address previously furnished in writing to the Company by the Trustee, or

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(2)       the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture, to the attention of its Secretary or at any other address previously furnished in writing to the Trustee by the Company, or via facsimile to (407) 540-2699.

Notwithstanding the foregoing, the Trustee shall accept and act upon instructions, including fund transfer instructions (“Instructions”), given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the parties hereto shall provide to the Trustee an incumbency certificate listing their respective officers with the authority to provide such Instructions (the “Authorized Officers”) by name and title and containing specimen signatures and the direct dial telephones numbers of such Authorized Officers, which incumbency certificate shall be amended by the parties hereto whenever an Authorized Officer is to be added or deleted from the listing. If the Company or any Holder elects to give the Trustee Instructions using Electronic Means, the Trustee’s reasonable understanding of such Instructions shall be deemed controlling. The parties hereto understand and agree that the Trustee cannot determine the identity of the actual sender of such Instructions by Electronic Means and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer have been sent by such Authorized Officer. The parties hereto shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and the parties hereto and the applicable Authorized Officers are solely responsible for safeguarding the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the parties hereto. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding if such directions conflict or are inconsistent with a subsequent written instruction. The parties hereto agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized Instructions and the risk of interception and misuse by third parties; (ii) that such party is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the parties hereto; (iii) that the security procedures (if any) to be followed in connection with the transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the other parties upon learning of any compromise or unauthorized use of the security procedures.

SECTION 106.        Notice to Holders; Waiver.

Where this Indenture provides for notice of any event to Holders of Registered Notes by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, by overnight courier guaranteeing next day delivery, or by facsimile transmission or email, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Neither the failure to mail such notice, nor any defect in any notice so mailed, shall affect the sufficiency of such notice with respect to other Holders of Registered Notes. Any notice mailed or sent to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

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If by reason of the suspension of or irregularities in regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, facsimile or email, then such notification to Holders of Registered Notes as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 107.          Conflict with TIA.

If any provision of this Indenture limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be a part of and govern this Indenture, the provision of the TIA shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to this Indenture as so modified or only to the extent not so excluded, as the case may be.

SECTION 108.          Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109.          Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110.          Separability Clause.

In case any provision in this Indenture or in any Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111.          Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Note Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

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SECTION 112.          Governing Law.

This Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York without regard to principles of conflicts of laws. This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 113.          Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

SECTION 114.          Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or any Note other than a provision in the Notes that specifically states that such provision shall apply in lieu of this Section), payment of principal (or premium, if any) or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date or sinking fund payment date, or at the Stated Maturity or Maturity; provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be.

SECTION 115.          Submission to Jurisdiction.

The Company hereby irrevocably submits to the non-exclusive jurisdiction of any New York state or federal court sitting in The City of New York in the Borough of Manhattan in any action or proceeding arising out of or relating to the Indenture and the Notes, and the Company hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. The Company hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

SECTION 116.          Waiver of Jury Trial.

EACH OF THE COMPANY, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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Article Two

THE SECURITIES

SECTION 201.          Amount of Notes.

The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Trustee shall initially authenticate $140 million aggregate principal amount of Global Notes executed by the Company for original issue on the Issue Date upon a Company Order in the form of an Officers’ Certificate of the Company (other than as provided in Section 206). The Trustee shall authenticate additional Notes (“Additional Notes”) thereafter in unlimited amount (so long as permitted by the terms of this Indenture) for original issue upon a Company Order in the form of an Officers’ Certificate in aggregate principal amount as specified in such order (other than as provided in Section 206). Each such Company Order shall specify the principal amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

SECTION 202.          Form and Dating; Legends.

The Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A-1 (in the case of the Restricted Notes) and Exhibit A-2 (in the case of Unrestricted Notes), each of which is incorporated in and forms a part of this Indenture. Each Note shall be dated the date of its authentication.

The Notes may have notations, legends or endorsements required by law, rule or usage to which the Company is subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Section 4(a)(2) of the Securities Act (“4(a)(2) Notes”), Notes offered and sold in offshore transactions in reliance on Regulation S (“Regulation S Notes”) and all other Restricted Notes shall bear the Private Placement Legend. All Global Notes shall bear the Global Note Legend. Regulation S Notes shall bear the Regulation S Legend.

The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby. If there is a conflict between the terms of the Notes and this Indenture, the terms of this Indenture shall govern.

The Notes may be presented for registration of transfer and exchange at the offices of the Note Registrar.

SECTION 203.          Execution and Authentication.

The Notes shall be executed on behalf of the Company by its Chief Executive Officer, its President, its Chief Financial Officer or any of its Executive Vice Presidents or Vice Presidents and attested by its Secretary or any of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or by facsimile, .pdf attachment or other electronically transmitted signature (with an original manual signature to be sent to the Trustee via overnight mail immediately thereafter) of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order and an Officers’ Certificate and Opinion of Counsel in accordance with Section 102 for the authentication and delivery of such Notes, and the Trustee in accordance with the Company Order shall authenticate and deliver such Notes. If all the Notes are not to be issued at one time and if the Board Resolution establishing the Notes shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Notes and determining the terms of particular Notes, such as date of issuance and date from which interest shall accrue. In authenticating such Notes and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be entitled to receive, and (subject to TIA Section 315(a) through 315(d)) shall be fully protected in relying upon:

(i)       an Opinion of Counsel stating:

(a)       that the form or forms of such Notes have been established in conformity with the provisions of this Indenture;

(b)       that the terms of such Notes have been established in conformity with the provisions of this Indenture;

(c)       that such Notes, when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Notes; and

(d)       such other matters as the Trustee may reasonably request; and

(ii)      an Officers’ Certificate stating, to the best of the knowledge of the signers of such certificate, that no Event of Default shall have occurred and be continuing, and such other matters as the Trustee may reasonably request.

If an officer of the Company whose signature is on a Note was an officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 212, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Notes shall be issuable only in registered form without coupons in denominations of $250,000 and any integral multiple of $1 in excess thereof.

SECTION 204.          Temporary Notes.

Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes. Such temporary Notes may be in global form.

Except in the case of temporary Notes in global form (which shall be exchanged as provided in or pursuant to a Board Resolution), if temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount and like tenor of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 205.          Registration.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee or in any office or agency of the Company in a Place of Payment a register for the Notes (the registers maintained in such office or in any such office or agency of the Company in a Place of Payment being herein sometimes referred to collectively as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Notes and of transfers of Registered Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Trustee, at its Corporate Trust Office, is hereby initially appointed “Note Registrar” for the purpose of registering Registered Notes and transfers of Registered Notes on such Note Register as herein provided, and for facilitating exchanges of temporary global Note for permanent global Notes or definitive Notes, or both, or of permanent global Notes for definitive Notes, or both, as herein provided. In the event that the Trustee shall cease to be Note Registrar, it shall have the right to examine the Note Register at all reasonable times. In acting hereunder and in connection with the Notes, the Note Registrar shall act solely as an agent of the Company, and will not thereby assume any obligations towards or relationship of agency or trust for or with any Holder.

The Trustee shall have no responsibility or obligation to any beneficial owner of a global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a global Note). The rights of beneficial owners in any global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by DTC.

SECTION 206.          Mutilated, Destroyed, Lost and Stolen Notes.

If any mutilated Note is surrendered to the Trustee or the Company, together with, in proper cases, such security or indemnity as may be required by the Company or the Trustee to save each of them or any agent of either of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of the same principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall, subject to the following paragraph, execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of the same principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding.

Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section, the Company, the Paying Agent, or the Note Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable and documented fees and expenses of the Trustee, the Paying Agent or the Note Registrar) connected therewith.

Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 207.          Payment of Interest; Regular Record Date

Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at 5:00 p.m. New York City time on the date that is five Business Days prior to the Interest Payment Date (“Regular Record Date”) for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 903.

The interest on the Notes shall be subject to adjustment from time to time as set forth below.

If either:

(i)       (a) each of the Rating Agencies assigns the Company a corporate rating and (b) the corporate rating assigned to the Company by any two of the Rating Agencies is BB+ or lower, or any corporate rating assigned to the Company by any Rating Agency is downgraded such that any two of the Rating Agencies assigns the Company a corporate rating of BB+ or lower; or

(ii)      (a) fewer than three of the Rating Agencies assign the Company a corporate rating and (b) the corporate rating assigned to the Company by any one of the Rating Agencies that assigns the Company a corporate rating is BB+ or lower, then the interest rate hereon will increase by 0.50% (an “Interest Rate Increase”).

The interest period beginning after the Company has notified the Trustee and Paying Agent in writing of an Interest Rate Increase is referred to herein as an “Increased Interest Rate Period.”

Following an Interest Rate Increase, (i) if each of the Rating Agencies assigns the Company a corporate rating, any two of the Rating Agencies is higher than BB+, or (ii) if fewer than three of the Rating Agencies assign the Company a corporate rating, each of the Rating Agencies is higher than BB+, the interest rate of the Notes will be decreased to 5.00% per annum.

Any interest rate increase or decrease pursuant to this Section 207 will take effect from the first day of the interest period that begins following receipt of written notice from the Company by the Trustee and Paying Agent that a rating change requires an adjustment in the interest rate. The Company shall notify the Trustee and Paying Agent in writing of any interest rate increase or decrease referencing the new rate and related interest period. The Trustee and Paying Agent may conclusively rely without liability on such Company notice.

The Trustee shall have no duty to monitor the Company’s ratings.

SECTION 208.          Persons Deemed Owners.

Prior to due presentment of a Registered Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name such Registered Note is registered as the owner of such Registered Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 205 and 207) interest on such Registered Note and for all other purposes whatsoever, whether or not such Registered Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee, any Paying Agent or the Note Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Note in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, with respect to any global temporary or permanent Note, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depository, as a Holder, with respect to such global Note or impair, as between such depository and owners of beneficial interests in such global Note, the operation of customary practices governing the exercise of the rights of such depository (or its nominee) as Holder of such global Note.

SECTION 209.          Cancellation.

All Notes surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Notes surrendered directly to the Trustee for any such purpose shall be promptly cancelled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder that the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. Cancelled Notes held by the Trustee shall be destroyed by the Trustee in accordance with its customary procedures, unless by a Company Order the Company directs the Trustee to deliver a certificate of such destruction to the Company or to return them to the Company.

SECTION 210.          Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

SECTION 211.          CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall indicate the respective “CUSIP” numbers of the Notes in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee as promptly as practicable in writing of any change in the CUSIP numbers.

SECTION 212.          Book-Entry Provisions for Global Notes.

(1)           4(a)(2) Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “4(a)(2) Global Note”). Regulation S Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Regulation S Global Note”). The term “Global Notes” means the 4(a)(2) Global Note and the Regulation S Global Note. The Global Notes shall bear the Global Note Legend. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Private Placement Legend.

Members of, or direct or indirect participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or under the Global Notes. The Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note. None of the Company, the Trustee, the Paying Agent nor the Note Registrar shall have any responsibility or liability for any acts or omissions of the Depository with respect to such Global Note, for the records of the Depository, including records in respect of the beneficial owners of any such Global Note, for any transactions between the Depository and any Agent Member or between or among the Depository, any such Agent Member and/or any Holder or beneficial owner of such Global Note, or for any transfers of beneficial interests in any such Global Note.

(2)       Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Registered Notes only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 213. In addition, a Global Note shall be exchangeable for Registered Notes (i) if requested by a holder of such interests upon receipt by the Trustee of written instructions from the Depository or its nominee on behalf of any beneficial owner and in accordance with the rules and procedures of the Depository and provisions of this Section 212 or (ii) if the Depository notifies the Company that it is unwilling or unable to continue as depository for such Global Note and the Company thereupon fail to appoint a successor depository within 90 days or (iii) has ceased to be a clearing agency registered under the Exchange Act or there shall have occurred and be continuing an Event of Default with respect to such Global Note and the Depository has requested such exchange. In all cases, Registered Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.

(3)       In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to Section 212(2), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute and, upon receipt of a written order of the Company in the form of an Officers’ Certificate in accordance with Section 201, the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Registered Notes of authorized denominations.

(4)       Any Restricted Registered Note delivered in exchange for an interest in a Global Note pursuant to Section 213 shall, except as otherwise provided in Section 213, bear the Private Placement Legend.

(5)       The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 213.          Transfer and Exchange of Notes.

(1)       Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 212(2). Global Notes will not be exchanged by the Company for Registered Notes except under the circumstances described in Section 212(2). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 204 and 206. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 213(2) or 213(6).

(2)            Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (A) or (B) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(A)     Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the 40th day after the later of the commencement of the offering of the Notes represented by a Regulation S Global Note and the issue date of such Notes (such period through and including such 40th day, the “Restricted Period”), transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Note Registrar to effect the transfers described in this Section 213(2)(A).

(B)      All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 213(2)(A), the transferor of such beneficial interest must deliver to the Note Registrar (i) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 213(6).

(C)      Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in a Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 213(2)(B) and the Note Registrar receives the following:

(i)        if the transferee will take delivery in the form of a beneficial interest in a 4(a)(2) Global Note, then the transferor must deliver a certificate in the form of Exhibit E, including the certifications in item (1) thereof; and

(ii)       if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit E, including the certifications in item (2) thereof.

(D)     Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in a Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 213(2)(B) above and the Note Registrar receives the following:

(i)       if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit F, including the certifications in item (1)(a) thereof; or

(ii)       if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit E, including the certifications in item (4) thereof, and, in each such case, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (D) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order in the form of an Officers’ Certificate in accordance with Section 201, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (D).

(E)      Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(3)            Transfer and Exchange of Beneficial Interests in Global Notes for Registered Notes. A beneficial interest in a Global Note may not be exchanged for a Registered Note except under the circumstances described in Section 212(2). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Registered Note except under the circumstances described in Section 212(2).

(4)           Transfer and Exchange of Registered Notes for Beneficial Interests in Global Notes. Registered Notes shall be transferred or exchanged only for beneficial interests in Global Notes as described below:

(A)     Restricted Registered Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Registered Note proposes to exchange such Restricted Registered Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Registered Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Note Registrar of the following documentation:

(i)        if the Holder of such Restricted Registered Note proposes to exchange such Restricted Registered Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit F, including the certifications in item (2)(a) thereof;

(ii)       if such Restricted Registered Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certificate to the effect set forth in Exhibit E, including the certifications in item (1) thereof;

(iii)      if such Restricted Registered Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit E, including the certifications in item (2) thereof;

(iv)      if such Restricted Registered Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit E, including the certifications in item (3)(a) thereof;

(v)       if such Restricted Registered Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (ii) through (iv) above, a certificate to the effect set forth in Exhibit E, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

(vi)      if such Restricted Registered Note is being transferred to the Company or a Subsidiary thereof, a certificate to the effect set forth in Exhibit E, including the certifications in item (3)(b) thereof, the Trustee shall cancel the Restricted Registered Note, and increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Note.

(A)     Restricted Registered Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Registered Note may exchange such Restricted Registered Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Registered Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Note Registrar receives the following:

(i)        if the Holder of such Restricted Registered Note proposes to exchange such Restricted Registered Note for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit F, including the certifications in item (1)(b) thereof; or

(ii)       if the Holder of such Restricted Registered Notes proposes to transfer such Restricted Registered Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit E, including the certifications in item (4) thereof, and, in each such case, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (B), the Trustee shall cancel the Restricted Registered Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. If any such transfer or exchange is effected pursuant to this subparagraph (B) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order in the form of an Officers’ Certificate in accordance with Section 201, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Restricted Registered Notes transferred or exchanged pursuant to this subparagraph (B).

(C)      Unrestricted Registered Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Registered Note may exchange such Unrestricted Registered Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Registered Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Registered Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such transfer or exchange is effected pursuant to this subparagraph (C) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a written order of the Company in the form of an Officers’ Certificate in accordance with Section 201, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Registered Notes transferred or exchanged pursuant to this subparagraph (C).

(D)     Unrestricted Registered Notes to Beneficial Interests in Restricted Global Notes. An Unrestricted Registered Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(5)           Transfer and Exchange of Registered Notes for Registered Notes. Upon request by a Holder of Registered Notes and such Holder’s compliance with the provisions of this Section 213(5), the Note Registrar shall register the transfer or exchange of Registered Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Note Registrar the Registered Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Note Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 213(5).

(A)     Restricted Registered Notes to Restricted Registered Notes. A Restricted Registered Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Restricted Registered Note if the Note Registrar receives the following:

(i)        if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit E, including the certifications in item (1) thereof;

(ii)       if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit E, including the certifications in item (2) thereof;

(iii)       if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit E, including the certifications in item (3)(a) thereof;

(iv)       if the transfer will be made to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (i) through (iii) above, a certificate to the effect set forth in Exhibit E, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; and

(v)       if such transfer will be made to the Company or a Subsidiary thereof, a certificate to the effect set forth in Exhibit E, including the certifications in item (3)(b) thereof.

(B)     Restricted Registered Notes to Unrestricted Registered Notes. Any Restricted Registered Note may be exchanged by the Holder thereof for an Unrestricted Registered Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Registered Note if the Note Registrar receives the following:

(i)        if the Holder of such Restricted Registered Note proposes to exchange such Restricted Registered Note for an Unrestricted Registered Note, a certificate from such Holder in the form of Exhibit F, including the certifications in item (1)(c) thereof; or

(ii)       if the Holder of such Restricted Registered Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Registered Note, a certificate from such Holder in the form of Exhibit E, including the certifications in item (4) thereof, and, in each such case, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(D)     Unrestricted Registered Notes to Unrestricted Registered Notes. A Holder of an Unrestricted Registered Note may transfer such Unrestricted Registered Notes to a Person who takes delivery thereof in the form of an Unrestricted Registered Note at any time. Upon receipt of a request to register such a transfer, the Note Registrar shall register the Unrestricted Registered Notes pursuant to the instructions from the Holder thereof.

(E)      Unrestricted Registered Notes to Restricted Registered Notes. An Unrestricted Registered Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Restricted Registered Note.

(6)           Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Registered Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 209. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Registered Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(7)           Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Note Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Note Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Note Registrar has received an Officers’ Certificate from the Company to such effect.

(8)           General. All Global Notes and Registered Notes issued upon any registration of transfer or exchange of Global Notes or Registered Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Registered Notes surrendered upon such registration of transfer or exchange.

The Note Registrar shall retain for a period of two years following receipt copies of all letters, notices and other written communications received pursuant to Section 212 or this Section 213. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Note Registrar.

None of the Company, the Trustee, the Paying Agent nor any agent of the Company shall have any responsibility or liability in any respect of the records relating to or payment made on account of beneficial interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Neither the Trustee nor the Note Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Article Three

SATISFACTION AND DISCHARGE

SECTION 301.          Satisfaction and Discharge of Indenture.

Except as set forth below, this Indenture shall upon Company Request cease to be of further effect with respect to the Notes (except as to any surviving rights of registration of transfer or exchange of Notes expressly provided for herein or pursuant hereto and any surviving rights of tender for repayment at the option of the Holders), and the Trustee, upon receipt of a Company Order, and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

(1)           either:

(A)     all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 206 and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 904) have been delivered to the Trustee for cancellation; or

(B)     all Notes:

(i)        have become due and payable; or

(ii)       will become due and payable at their Stated Maturity within one year; or

(iii)      if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, solely for the benefit of the Holders, an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)           the Company has irrevocably paid or caused to be irrevocably paid all other sums payable hereunder by the Company; and

(3)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee and any predecessor Trustee under Section 506, the obligations of the Company to any Authenticating Agent under Section 512 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 302 and the last paragraph of Section 904 shall survive any termination of this Indenture.

SECTION 302.          Application of Trust Funds.

Subject to the provisions of the last paragraph of Section 904, all money deposited with the Trustee pursuant to Section 301 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law. In acting under this Indenture and in connection with the Notes, the Paying Agent shall act solely as an agent of the Company, and will not thereby assume any obligations towards or relationship of agency or trust for or with any Holder.

Article Four

REMEDIES

SECTION 401.          Events of Default.

“Event of Default” means any one of the following events (whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)       default in the payment of any interest upon any Note when such interest becomes due and payable, and continuance of such default for a period of 30 consecutive days; or

(2)       default in the payment of the principal of (or premium, if any, on) any Note when it becomes due and payable at its Maturity, including upon any Redemption Date or required repurchase date; or

(3)       default in the performance, or breach, of any covenant of the Company in this Indenture with respect to any Note, and continuance of such default or breach for a period of 60 consecutive days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(4)       default by the Company or any of its significant subsidiaries (as defined in Article 1, Rule 1-02 under Regulation S-X promulgated under the Exchange Act (but excluding any Subsidiary that is (i) a non-recourse or limited recourse Subsidiary, (ii) a bankruptcy-remote special purpose vehicle or (iii) not consolidated with the Company for purposes of U.S. GAAP), with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100 million in the aggregate of the Company and/or any such Subsidiary, whether such indebtedness now exists or shall hereafter be created, after expiration of the applicable grace periods, (a) resulting in such indebtedness becoming or being declared due and payable or (b) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless, in either case, such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 days after written notice of such failure is given to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Outstanding Notes;

(5)       the Company, pursuant to or within the meaning of any Bankruptcy Law:

(A)       commences a voluntary case or proceeding under any Bankruptcy Law;

(B)        consents to the commencement of any bankruptcy or insolvency case or proceeding against it, or files a petition or answer or consent seeking reorganization or relief against it;

(C)        consents to the entry of a decree or order for relief against it in an involuntary case or proceeding;

(D)       consents to the filing of such petition or to the appointment of or taking possession by a Custodian of the Company or for all or substantially all of its property; or

(E)        makes an assignment for the benefit of creditors, or admits in writing of its inability to pay its debts generally as they become due or takes any corporate action in furtherance of any such action; or

(6)       a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)       is for relief against the Company in an involuntary case or proceeding; or

(B)        adjudges the Company bankrupt or insolvent, or approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company; or

(C)        appoints a Custodian of the Company or for all or substantially all of its property; or

(D)       orders the winding up or liquidation of the Company,

and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days.

The term “Bankruptcy Law” means title 11, U.S. Code or any applicable federal or state bankruptcy, insolvency, reorganization or other similar law. The term “Custodian” means any custodian, receiver, trustee, assignee, liquidator, sequestrator or other similar official under any Bankruptcy Law.

SECTION 402.          Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to the Notes occurs and is continuing, then and in every such case (other than an Event of Default specified in Section 401(5) and (6)) the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes may (and the Trustee shall at the request of such Holders) declare the entire principal amount of the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable. Notwithstanding the foregoing, in case of the Events of Default specified in Section 401(5) and (6), 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.

Any application by the Trustee for written instructions from the requisite amount of Holders (as determined pursuant to this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions from the requisite amount of Holders (as determined pursuant to this Indenture) in response to such application specifying the action to be taken or omitted.

At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)       the Company has paid or deposited with the Trustee a sum sufficient to pay (except as otherwise specified pursuant to Section 201 for the Notes and except, if applicable, as provided in Sections 212(b), 212(d) and 212(e)):

(A)       all overdue installments of interest on all Outstanding Notes;

(B)        the principal of (and premium, if any, on) all Outstanding Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Notes;

(C)        to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate or rates borne by or provided for in such Notes; and

(D)       all sums paid or advanced by the Trustee hereunder and the reasonable and documented compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)       all Events of Default with respect to the Notes, other than the nonpayment of the principal of (or premium, if any) or interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 413.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 403.          Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(1)       default is made in the payment of any installment of interest on the Notes when such interest becomes due and payable and such default continues for a period of 30 consecutive days; or

(2)       default is made in the payment of the principal of (or premium, if any, on) the Notes at Maturity,

then the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders, the whole amount then due and payable on the Notes for principal (and premium, if any) and interest with interest upon any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest at the rate borne by or provided for in the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the reasonable and documented costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, the Paying Agent and the Note Registrar.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 404.          Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any overdue principal, premium or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)       to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents, and take such other actions, including serving on a committee of creditors, as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

(ii)       to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee or any predecessor Trustee under Section 506.

Subject to Article Seven and Section 802 and unless otherwise provided as contemplated by Section 201, nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 405.          Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

The Trustee shall be entitled to participate, in its capacity as Trustee, on behalf of (and at the request of) the Holders, as a member of any official committee of creditors in the matters it deems advisable.

SECTION 406.          Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 506 and any other agent hereunder;

SECOND: To the payment of the amounts then due and unpaid upon the Notes for principal (and premium, if any) and interest in respect of which or for the benefit of which such money has been collected ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on the Notes for principal (and premium, if any) and interest respectively; and

THIRD: To the payment of the remainder, if any, to the Company or any other Person or Persons entitled thereto.

SECTION 407.          Limitation on Suits.

No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)       such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

(2)       the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)       such Holder or Holders have offered to the Trustee indemnity, security, or both, satisfactory to the Trustee, against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)       the Trustee for 60 consecutive days after its receipt of such notice, request and offer of indemnity and/or security has failed to institute any such proceeding; and

(5)       no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

SECTION 408.          Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, each Holder shall have the right that is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Sections 205 and 207) interest on the Notes on the Stated Maturity expressed in the Notes (or, in the case of redemption, on the Redemption Date, or, in the case of repayment at the option of the Holders on the Repayment Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 409.          Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 410.          Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 206, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 411.          Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 412.          Control by Holders.

Subject to Section 502, the Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided that:

(1)       such direction shall not be in conflict with any rule of law or with this Indenture;

(2)       the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction;

(3)       the Trustee need not take any action that it determines in good faith might involve it in personal liability or be unjustly prejudicial to the Holders not consenting; and

(4)       prior to taking any such action hereunder, the Trustee may demand security and/or indemnity satisfactory to it in its reasonable discretion in accordance with Section 502.

SECTION 413.          Waiver of Past Defaults.

Subject to Section 402, the Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all Notes waive any past default hereunder and its consequences, except a default:

(1)       in the payment of the principal of (or premium, if any) or interest, if any, on the Notes; or

(2)       in respect of a covenant or provision hereof, which under Article Eight cannot be modified or amended without the consent of the Holder of each Outstanding Note.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 414.          Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 415.          Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 415 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 408 hereof or a suit by Holders of more than 10% in principal amount of the then Outstanding Notes, or to any action, suit or proceeding instituted by any Holder for the enforcement of the payment of the principal or premium, if any, or the interest on, the Notes, on or after the respective due dates expressed in the Notes.

Article Five

THE TRUSTEE

SECTION 501.          Notice of Defaults.

Within 90 days after the occurrence of any Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder known to a Responsible Officer of the Trustee pursuant to Section 502(11) hereof to the Holders, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest, if any, on the Notes, or in the payment of any sinking or purchase fund installment with respect to the Notes, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and provided, further, that in the case of any Default or breach of the character specified in Section 401(3) with respect to the Notes, no such notice to Holders shall be given until the expiration of the 60-day cure period provided for therein.

SECTION 502.          Certain Rights and Duties of Trustee.

(1)       Prior to the time when the occurrence of an Event of Default becomes known as provided herein to a Responsible Officer of the Trustee and after the curing or waiving of all such Events of Default that may have occurred:

(a)       the duties and obligations of the Trustee hereunder and with respect to the Notes shall be determined solely by the express provisions of this Indenture, including, without limitation, Section 107, and the Trustee shall not be liable with respect to the Notes except for the performance of such duties and obligations as are specifically set forth in this Indenture, including, without limitation, Section 107, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(b)       in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(2)       If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(3)       No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

(4)       The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(5)       Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Note to the Trustee for authentication and delivery pursuant to Section 203, which shall be sufficiently evidenced as provided therein), and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(6)       Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may require and, in the absence of bad faith on its part, rely upon a Board Resolution, an Opinion of Counsel and/or an Officers’ Certificate.

(7)       The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(8)       The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security and/or indemnity satisfactory to the Trustee in its reasonable discretion against the costs, expenses and liabilities (including the reasonable and documented fees and expenses of its agents and counsel) that might be incurred by it in compliance with such request or direction.

(9)       The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled upon reasonable notice and at reasonable times during normal business hours to examine the books, records and premises of the Company, personally or by agent or attorney.

(10)     The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for or have any liability with respect to any willful misconduct or gross negligence on the part of any agent or attorney appointed with due care by it hereunder.

(11)     The Trustee shall not be deemed to have notice of any Default or Event of Default unless (i) with respect to a Default under Section 401(1) or (2), a Responsible Officer of the Trustee has actual knowledge thereof or written notice of any event that is in fact such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, or (ii) with respect to any other Default, written notice of any event that is in fact such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and, in the case of a written notice pursuant to (i) or (ii) above, such notice references the Notes and this Indenture.

(12)     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person retained to act hereunder.

(13)       The permissive rights of the Trustee enumerated herein shall not be construed as duties and the Trustee shall not be answerable for other than its own negligent action, its own negligent failure to act or its own willful misconduct with respect to such permissive rights.

(14)       The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Notes.

(15)       The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(16)       The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals, titles, telephone numbers and specimen signatures of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(17)       Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(18)       The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God, earthquakes, fire, flood, terrorism, wars and other military disturbances, sabotage, epidemics, riots, interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services, accidents, labor disputes, acts of civil or military authorities and governmental action.

(19)       The Trustee shall have no liability for investing or for interest with respect to funds held by it in the absence of a written agreement executed by the Trustee.

(20)       The bank acting as Trustee shall have all the same rights, privileges and protections when acting in its other roles hereunder.

Every provision of this Indenture relating to the conduct of, or affecting the liability of, or affording protection to, the Trustee shall be subject to the relevant provisions of this Section 502 and the TIA.

The Trustee shall not be required to expend or risk its own funds, give any bond or surety in respect of the performance of its powers and duties hereunder, or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act), all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The parties to this Indenture agree that they will provide to the Trustee such information as it may request, from time to time, in order for the Trustee to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

SECTION 503.          Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Notes or the proceeds thereof.

SECTION 504.          May Hold Notes.

The Trustee, any Paying Agent, Note Registrar, Authenticating Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar, Authenticating Agent or such other agent.

SECTION 505.          Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 506.          Compensation and Reimbursement and Indemnification of Trustee.

The Company agrees:

(1)       To pay to the Trustee or any predecessor Trustee from time to time such reasonable compensation for all services rendered by it hereunder as has been agreed upon from time to time in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust).

(2)       Except as otherwise expressly provided herein, to reimburse each of the Trustee and any predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any predecessor Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, counsel, accountants and experts), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable order.

(3)       To indemnify each of the Trustee or any predecessor Trustee and their respective officers, directors, employees, representatives and agents, for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on its own part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable and documented costs and expenses (including reasonable and documented fees and expenses of its agents and counsel) of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (whether asserted by any Holder, the Company or other Person). The Trustee shall notify the Company promptly of any third-party claim for which it may seek indemnity of which it has received written notice. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder unless, and solely to the extent that, such failure prejudices the Company’s defense of such claim. The Company shall defend the claim, with counsel satisfactory to the Trustee, and the Trustee shall provide reasonable cooperation at the Company’s expense in the defense; provided that if the defendants in any such claim include both the Company and the Trustee and the Trustee shall have concluded that there may be legal defenses available to it that are different from or additional to those available to the Company, or the Trustee has concluded that there may be any other actual or potential conflicting interests between the Company and the Trustee, the Trustee shall have the right to select separate counsel and the Company shall be required to pay the reasonable and documented fees and expenses of such separate counsel. Any settlement that affects the Trustee may not be entered into without the prior written consent of the Trustee, and the Trustee may require that the Trustee be given a full and unconditional release from liability with respect to the claims covered thereby and that such settlement does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Trustee. Any settlement by the Trustee that affects the Company may not be entered into without the prior written consent of the Company.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest on the Notes.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 401 occurs, the expenses and compensation for such services are intended to constitute expenses of administration under Title 11, U.S. Code, or any similar Federal, State or analogous foreign law for the relief of debtors.

The provisions of this Section 506 shall survive the resignation or removal of the Trustee and the satisfaction, termination or discharge of this Indenture and the payment in full of the Notes.

SECTION 507.          Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder that shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, Territorial or the District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 508.          Disqualification; Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 509.          Resignation and Removal; Appointment of Successor.

(a)       No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 510. All outstanding fees, expenses and indemnities of the Trustee shall be satisfied by the Company upon resignation or removal.

(b)       The Trustee may resign at any time by giving 30 days’ prior written notice thereof to the Company.

(c)       Upon 30 days’ prior written notice, the Trustee may be removed at any time by (i) the Company, by an Officers’ Certificate delivered to the Trustee, provided that contemporaneously therewith (x) the Company immediately appoints a successor Trustee meeting the requirements of Section 507 hereof and (y) the terms of Section 510 hereof are complied with in respect of such appointment (the Trustee being removed hereby agreeing to execute the instrument contemplated by Section 510(b) hereof, if applicable, under such circumstances); and provided, further, that no Default shall have occurred and then be continuing at such time, or (ii) Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Trustee and to the Company.

(d)       If at any time:

(1)       the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months; or

(2)       the Trustee shall cease to be eligible under Section 507 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months; or

(3)       the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by or pursuant to a Board Resolution may remove the Trustee and appoint a successor Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

(a)       If the Company fails to appoint a successor Trustee within 30 days, the Trustee, at the Company’s expense, may petition any court of competent jurisdiction to appoint a successor Trustee.

(b)       If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of a notice of resignation or the delivery of an Act of removal, the Trustee resigning or being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)       If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d)       The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee in the manner provided for notices to the Holders in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 510.          Acceptance of Appointment by Successor.

(a)       In case of the appointment hereunder of a successor Trustee, every such successor Trustee shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 506.

(b)       Upon request of any such successor Trustee, the Company shall execute any and all instruments necessary to more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) of this Section.

(c)       No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 511.          Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case any Notes shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Notes, in either its own name or that of its predecessor Trustee, with the full force and effect that this Indenture provides for the certificate of authentication of the Trustee; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 512.          Appointment of Authenticating Agent.

At any time when any of the Notes remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents (which may be an Affiliate or Affiliates of the Company) that shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue or upon exchange, registration of transfer or partial redemption thereof, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and, except as may otherwise be provided pursuant to Section 201, shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States or of any State or the District of Columbia, authorized under such laws to act as Authenticating Agent, eligible to serve as trustee hereunder pursuant to Section 507. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent that shall be acceptable to the Company and shall promptly give written notice of such appointment to all Holders in the manner set forth in Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation including reimbursement of its reasonable expenses for its services under this Section.

If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
as Authenticating Agent

By:
Authorized Officer

If all of the Notes may not be originally issued at one time, and the Trustee does not have an office capable of authenticating Notes upon original issuance located in a Place of Payment where the Company wishes to have Notes authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 102 and need not be accompanied by an Opinion of Counsel), shall appoint in accordance with this Section an Authenticating Agent (which, if so requested by the Company, shall be an Affiliate of the Company) having an office in a Place of Payment designated by the Company with respect to such Notes; provided that the terms and conditions of such appointment are acceptable to the Trustee.

Article Six

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 601.          Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee:

(a)       semi-annually, not later than June 28 and December 28 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of the preceding June 28 or December 28, as the case may be; and

(b)      at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Note Registrar.

SECTION 602.          Preservation of Information; Communications to Holders.

(a)       The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 601 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in Section 601 upon receipt of a new list so furnished.

(b)       The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c)       Every Holder, by receiving and holding the Notes, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Authenticating Agent nor any Paying Agent nor any Note Registrar nor any agent of any of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

SECTION 603.          Reports by Trustee.

Within 60 days after June 1 of each year commencing with the first June 1 after the first issuance of Notes pursuant to this Indenture, the Trustee shall transmit by mail (at the expense of the Company) to all Holders in the manner and to the extent provided in TIA Section 313(c) a brief report dated as of such June 1 that meets the requirements of TIA Section 313(a).

A copy of each such report shall, at the time of such transmission to such Holders, be filed by the Trustee with each stock exchange, if any, upon which the Notes are listed, with the Commission and with the Company. The Company will promptly notify the Trustee of the listing of the Notes on any stock exchange. In the event that, on any such reporting date, no events have occurred under the applicable sections of the TIA within the 12 months preceding such reporting date, the Trustee shall be under no duty or obligation to provide such reports.

SECTION 604.          Reports by Company.

If, at any time, the Company is not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the Commission, the Company shall furnish to Holders and the Trustee, for the period of time during which the Notes are Outstanding (unless satisfied and discharged or defeased), the Company’s audited annual consolidated financial statements, within 90 days of the Company’s fiscal year-end, and unaudited interim consolidated financial statements, within 45 days of the Company’s fiscal quarter-end (other than the Company’s fourth fiscal quarter). All such financial statements shall be prepared, in all material respects, in accordance with U.S. GAAP, as applicable, and shall be accompanied by a “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Delivery of such reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officers’ Certificates). Notwithstanding anything to the contrary set forth herein, for the purposes of this Section, any information, documents or reports filed electronically with the Commission and made publicly available shall be deemed filed with and delivered to the Trustee at the same time as filed with the Commission.

The Trustee shall transmit to the Holders (at the expense of the Company), within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Company pursuant to this Section as may be required by rules and regulations prescribed from time to time by the Commission. In no event shall the Trustee be obligated to determine whether or not any report, information or document shall have been filed with the Commission.

SECTION 605.          Calculation of Original Issue Discount.

The Company shall file with the Trustee promptly at the end of each calendar year a written notice specifying the amount of original issue discount (including daily rates and accrual periods), if any, accrued on Outstanding Notes as of the end of such year.

Article Seven

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

SECTION 701.          Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate with or merge with or into any other entity or any Person (other than a merger of a direct or indirect, wholly-owned Subsidiary into the Company) or sell, transfer, convey or otherwise dispose of all or substantially all of its properties and assets to any Person (other than any sale, transfer, conveyance or disposition of all or substantially all of the Company’s property or assets between and among the Company and its direct or indirect, wholly-owned Subsidiary) (provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of the Company or its Controlled Subsidiaries shall not be deemed to be any such sale, transfer, conveyance or disposition) in any one transaction or series of related transactions, unless:

(1)       the Company shall be the continuing entity, or the continuing entity (if other than the Company) formed by such merger or consolidation or to which such sale, transfer, conveyance or disposition is made shall be a corporation or limited liability company organized and existing under the laws of the United States or any state or territory thereof;

(2)       the continuing entity (if other than the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes outstanding, and the due and punctual performance and observance of every covenant and every condition of this Indenture on the part of the Company to be performed or observed at which time the Company will be relieved of all obligations under this Indenture;

(3)       immediately after giving effect to such transaction or series of related transactions, no Default or Event of Default shall have happened and be continuing; and

(4)       the Company and the successor Person have delivered to the Trustee an Officers’ Certificate stating that such consolidation, merger, conveyance or transfer and such supplemental indenture, if any, in respect thereto, comply with this Indenture.

For the purposes of this Section, the sale, transfer, conveyance or other disposition of all the property of one or more of the Company’s subsidiaries, which property, if held by the Company instead of such subsidiaries, would constitute all or substantially all of the Company’s property on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the Company’s property.

SECTION 702.          Successor Person Substituted.

Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 701, the successor entity formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and in the event of any such conveyance or transfer, the Company shall be discharged from all obligations and covenants under this Indenture and the Notes and may be dissolved and liquidated.

Article Eight

SUPPLEMENTAL INDENTURES

SECTION 801.          Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

(1)       to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes; or

(2)       to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

(3)       to add any additional Events of Default for the benefit of the Holders; provided, however, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of the Outstanding Notes to waive such default; or

(4)       to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no Note Outstanding created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision; or

(5)       to secure the Notes; or

(6)       to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

(7)       to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action shall not adversely affect the interests of the Holders in any material respect; or

(8)       to add guarantors or co-obligors or to release guarantors from their guarantees of Notes; or

(9)       to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Notes pursuant to Sections 301, 1102 and 1103; provided that any such action shall not adversely affect the interests of the Holders in any material respect.

SECTION 802.          Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of all Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture that or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note:

(1)       change the Stated Maturity of the principal of (or premium, if any) or any installment of principal of or interest on, the Notes; or reduce the principal amount thereof or the rate of interest (or change the manner of calculating the rate of interest, thereon, or any premium payable upon the redemption thereof (except as contemplated by Section 701(1) and permitted by Section 801(1)), or adversely affect any right of repayment at the option of the Holder, or change any Place of Payment where the Notes or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or the Repayment Date, as the case may be); or

(2)       reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

(3)       modify any of the provisions of this Section or Section 413, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 510(b) and 801(8).

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date that is 11 months after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

SECTION 803.          Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, in addition to the documents required by Section 102 of this Indenture, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture is legal, valid, binding and enforceable in accordance with its terms. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 804.          Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 805.          Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 806.          Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Article Nine

COVENANTS

SECTION 901.          Payment of Principal, Premium, if any, and Interest.

The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any, on) and interest on the Notes in accordance with the terms of the Notes and this Indenture by depositing on or prior to 11:00 a.m. New York City time on any payment date with the Trustee or with the Paying Agent an amount sufficient to pay the amount due. The Company further covenants and agrees to notify the Trustee and any Paying Agent of any known withholding obligation, and the Trustee and any Paying Agent may withhold without liability to comply with applicable law.

SECTION 902.          Limitation on Second Liens.

The Company shall not, nor shall the Company permit any of its Subsidiaries to, create or incur any Second Lien on any of the Company’s Property or Property of its Subsidiaries, whether now owned or hereafter acquired, or upon any income or profits therefrom, in order to secure any of the Company’s Indebtedness or that of any Indebtedness of the Company’s Subsidiaries.

SECTION 903.          Maintenance of Office or Agency.

The Company shall maintain in each Place of Payment an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee at its Corporate Trust Office as its agent to receive such respective presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for the Notes for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise specified with respect to the Notes pursuant to Section 201, the Company hereby designates as a Place of Payment the office or agency of the Company in the Borough of Manhattan, The City of New York, and initially appoints the Trustee at its Corporate Trust Office in the Borough of Manhattan, The City of New York as its agent to receive all such presentations, surrenders, notices and demands.

SECTION 904.          Money for Notes Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest on the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct the Paying Agent to pay, to the Trustee all sums of money held in trust by the Company or the Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or the Paying Agent; and, upon such payment by the Paying Agent to the Trustee, the Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on the Notes and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company upon Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such money held in trust, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 905.          Repurchase at the Option of Holders upon a Change of Control Repurchase Event.

(1)       The Company shall notify the Trustee upon the occurrence of a Change of Control Repurchase Event, and each Holder shall have the right to require the Company to repurchase all or any part (in minimum denominations of $250,000 and integral multiples of $1.00 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to, but not including, the date of purchase (the “Change of Control Payment”).

(2)       Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement thereof, the Company shall send, or at the Company’s written request and expense the Trustee shall send, electronically or by first-class mail, postage prepaid, a notice to each Holder at its last registered address, which notice shall govern the terms of the Change of Control Offer. The notice shall describe the transaction or transactions that constitute the Change of Control Repurchase Event and offer to repurchase Notes on the purchase date specified in such notice (which must be no earlier than 30 days nor later than 60 days from the date such notice is sent, other than as may be required by law) (the “Change of Control Payment Date”) pursuant to the procedures required by this Indenture and described in such notice. Such obligation will not continue after a discharge of the Company or defeasance from their obligations with respect to the Notes. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

(A)       that the Change of Control Offer is being made pursuant to this Section 905 and that all Notes validly tendered and not validly withdrawn will be accepted for payment;

(B)        the Change of Control Payment and the Change of Control Payment Date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent, other than as may be required by law);

(C)        that any Note not tendered will continue to accrue interest;

(D)       that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(E)        that Holders electing to have a Note purchased pursuant to the Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent and Note Registrar at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date;

(F)        that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the third Business Day prior to the Change of Control Payment Date, a telegram, telex, .pdf attachment, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

(G)        that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in a principal amount of $250,000 or integral multiples of $1 in excess thereof; and

(H)       the circumstances and relevant facts regarding such Change of Control Repurchase Event.

(3)       On the Change of Control Payment Date, the Company shall, to the extent lawful:

(A)       accept for payment all Notes or portions thereof (in minimum denominations of $250,000 and integral multiples of $1.00 in excess thereof) validly tendered and not validly withdrawn pursuant to the Change of Control Offer;

(B)        deposit with the Paying Agent an amount in Dollars equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered; and

(C)        deliver or cause to be delivered to the Trustee all Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes (or portions thereof) being purchased by the Company.

Upon receipt by the Paying Agent of the monies specified in clause (B) above and the Officers’ Certificate specified in clause (C) above, such Paying Agent shall promptly send to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Company shall execute and, upon receipt of a Company Order in the form of an Officers’ Certificate in accordance with Section 201, the Trustee shall promptly authenticate and send (or cause to be transferred by book entry) to each Holder of Notes a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a minimum principal amount of $250,000 and integral multiples of $1.00 in excess thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(4)       Upon the payment of the Change of Control Payment, the Trustee shall, subject to the provisions of Section 212, return the Notes purchased to the Company for cancellation. The Trustee may act as the Paying Agent for purposes of any Change of Control Offer.

(5)       The Company will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if (A) a third party makes the Change of Control Offer in a manner, at the times and otherwise in compliance with the requirements set forth in this Section 905 with respect to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (B) notice of redemption has been given pursuant to this Indenture as described in Article Eleven, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control Repurchase Event, conditioned upon the consummation of such Change of Control Repurchase Event, if a definitive agreement is in place for the Change of Control Repurchase Event at the time the Change of Control Offer is made and such Change of Control Offer is otherwise made in compliance with the provisions of this covenant.

(6)       The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this paragraph by virtue thereof.

SECTION 906.          Statement as to Compliance.

(1)       The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year ending after the date hereof (which fiscal year ends on December 31), so long as any Note is Outstanding hereunder, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer of the Company as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture. For purposes of this Section 906, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(2)       The Company shall, so long as any Notes are Outstanding, deliver to the Trustee, within five Business Days of any officer listed in (1) above becoming aware of any Default, Event of Default or default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers’ Certificate specifying such Default, Event of Default, default or event of default and what action the Company is taking or proposes to take with respect thereto and the status thereof.

Article Ten

REDEMPTION OF SECURITIES

SECTION 1001.        Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Notes shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all of the Outstanding Notes, the Company shall, at least five Business Days prior to the date on which notice will be sent to Holders regarding a redemption by the Company (unless a shorter notice shall be satisfactory to the Trustee), deliver an Officers’ Certificate notifying the Trustee in writing of such Redemption Date and of the principal amount of Notes to be redeemed. In the case of any redemption prior to the expiration of any restriction on such redemption provided in the terms of the Notes or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

SECTION 1002.        Selection by Trustee of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes to be redeemed are listed, so long as the Notes are registered to DTC or its nominee, or, if such Notes are not so listed, on a pro rata basis (or if the Notes are held through DTC or its nominee and if the procedures of DTC or its nominee at such time do not permit pro rata redemptions, then by lot or by such other method consistent with the procedures of DTC that the Trustee in its sole discretion deems fair and reasonable); provided that no Notes with a principal amount of $250,000 or less shall be redeemed in part. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. Redemption amounts shall only be paid upon presentation and surrender of any such Notes to be redeemed to the Trustee at its Corporate Trust Office.

SECTION 1003.        Notice of Redemption.

The Company shall deliver written notice of any redemption to the Trustee no less than five Business Day(s) prior to sending notice to Holders (or fewer days subject to the consent of the Trustee). Notice of redemption shall be given in the manner provided in Section 106, not less than 30 days nor more than 60 days prior to the Redemption Date, to each Holder, but failure to give such notice in the manner herein provided to the Holders, or any defect in the notice to any Holder, shall not affect the validity of the proceedings for the redemption of any other such Note or portion thereof.

Any notice that is sent to the Holders of Registered Notes in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.

All notices of redemption shall state:

(1)       the Redemption Date;

(2)       the Redemption Price and accrued interest, if any, to the Redemption Date payable as provided in Section 1004;

(3)       the principal amount of Notes being redeemed;

(4)       in case the Notes are to be redeemed in part only, the notice that relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without a charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(5)       that on the Redemption Date, the Redemption Price and accrued interest, if any, to the Redemption Date payable as provided in Section 1004 will become due and payable upon each such Note, or the portion thereof, to be redeemed and, if applicable, that interest thereon shall cease to accrue on and after said date;

(6)       the Place or Places of Payment where such Notes, are to be surrendered for payment of the Redemption Price and accrued interest, if any; and

(7)       the CUSIP number of such Note, if any.

A notice of redemption published as contemplated by Section 106 need not identify particular Registered Notes to be redeemed. Notice of redemption of Notes to be redeemed shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

Notwithstanding anything herein to the contrary, redemption notices in connection with defeasance of the Notes or a satisfaction and discharge of this Indenture may be sent more than 60 days prior to the Redemption Date.

SECTION 1004.        Deposit of Redemption Price.

On or prior to 11:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 904) an amount of money sufficient to pay on the Redemption Date the Redemption Price of, and (unless otherwise specified pursuant to Section 201) accrued interest on, all the Notes or portions thereof that are to be redeemed on that date; provided, however, that to the extent any such funds are received by the Trustee or a Paying Agent from the Company after 11:00 a.m., New York City time, on the due date, such funds will be deemed deposited within one Business Day of receipt thereof.

SECTION 1005.        Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date). Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that unless otherwise specified as contemplated by Section 201, installments of interest on Registered Notes shall be payable to the Holders, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 207.

SECTION 1006.        Notes Redeemed in Part.

Any Registered Note that is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note at the expense of the Company and without service charge a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered. If a temporary global Note or permanent global Note is so surrendered, such new Note so issued shall be a new temporary global Note or permanent global Note, respectively.

SECTION 1007.        Mandatory Redemption.

Except as provided in Section 905 or as contemplated by Article Five, the Company is not required to make any mandatory redemption of the Notes or any sinking fund payments with respect to the Notes.

Article Eleven

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1101.        Applicability of Article; Company’s Option to Effect Defeasance or Covenant Defeasance.

If pursuant to Section 201 provision is made for either or both of (a) defeasance of the Notes under Section 1102 or (b) covenant defeasance of the Notes under Section 1103, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article (with such modifications thereto as may be specified pursuant to Section 201 with respect to any Notes), shall be applicable, and the Company may at its option by Board Resolution, at any time, elect to have either Section 1102 (if applicable) or Section 1103 (if applicable) be applied to the Outstanding Notes upon compliance with the conditions set forth below in this Article.

SECTION 1102.        Defeasance and Discharge.

Upon the Company’s exercise of the above option applicable to this Section, the Company shall be deemed to have been discharged from its obligations hereunder on and after the date the conditions set forth in Section 1104 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1105 and the other Sections of this Indenture referred to in clauses (A) and (B) of this Section, and to have satisfied all its other obligations under the Notes and this Indenture (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders to receive, solely from the trust fund described in Section 1104 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on the Notes when such payments are due, (B) the Company’s obligations with respect to the Notes under Sections 205, 206, 902 and 903, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article. Subject to compliance with this Article Eleven, the Company may exercise its option under this Section notwithstanding the prior exercise of its option under Section 904. Following a defeasance, payment of the Notes may not be accelerated because of an Event of Default.

SECTION 1103.        Covenant Defeasance.

Upon the Company’s exercise of the above option applicable to this Section, the Company shall be released from its obligations under any covenant, with respect to the Outstanding Notes on and after the date the conditions set forth in Section 1104 are satisfied (hereinafter, “covenant defeasance”), and the Notes shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 401(5) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby. Following a covenant defeasance, payment of the Notes may not be accelerated because of an Event of Default solely by reference to such Sections specified above in this Section 1103.

SECTION 1104.        Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 1102 or Section 1103:

(a)       The Company shall have irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 507 who shall agree to comply with the provisions of this Article Eleven applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for the benefit of, and dedicated solely to, the Holders, (1) an amount, or (2) Government Obligations applicable to the Notes, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any, on) and interest on the Notes, money in an amount, or (3) a combination thereof in an amount, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any, on) and interest on the Outstanding Notes on the Stated Maturity of such principal or installment of principal or interest.

(b)       Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

(c)       No Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Sections 401(5) and 401(6) are concerned, at any time during the period ending on the 61st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(d)       In the case of an election under Section 1102, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(e)       In the case of an election under Section 1103, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(f)       The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to either the defeasance under Section 1102 or the covenant defeasance under Section 1103 (as the case may be) have been complied with.

(g)       Notwithstanding any other provisions of this Section, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations that may be imposed on the Company in connection therewith pursuant to Section 201.

SECTION 1105.        Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 904, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1105, the “Trustee”) pursuant to Section 1104 in respect of any Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal (and premium, if any) and interest but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or Government Obligations deposited pursuant to Section 1104 or the principal and interest received in respect thereof other than any such tax, fee or other charge that by law is for the account of the Holders.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 1104 that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Article, subject to payment in full of any amounts due and payable hereunder to the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the day and year first above written.

CORPORATE CAPITAL TRUST, INC.

By:	/s/ Thomas K. Sittema
Name: Thomas K Sittema Title: Chief Executive Officer and Chairman of the Board

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Karen Yu
Name: Karen Yu Title: Vice President

[Signature Page to Indenture]

EXHIBIT A-1

[FORM OF RESTRICTED NOTE]

CORPORATE CAPITAL TRUST, INC.

5.00% SENIOR NOTE DUE 2022

[Insert Global Note Legend, if applicable]

[Insert Private Placement Legend]

No. [ ]	CUSIP No. [ ][1]
ISIN No. [ ][2]
$[ ]

CORPORATE CAPITAL TRUST, INC., a Maryland corporation that is a closed-end investment company that has elected to be treated as a business development company, as issuer (the “Company”), for value received, promises to pay to [                  ] or registered assigns the principal sum of [                                                      ] (or such other principal amount as shall be set forth in the Schedule of Exchanges of Interests in Global Note attached hereto), on [●], 2022.

Interest Payment Dates: June 28 and December 28, commencing December 28, 2017.

Record Dates3: June 13 and December 13 (whether or not a Business Day).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

1 4(a)(2) CUSIP: 219880 AA9; Regulation S CUSIP: U20251 AA9

2 4(a)(2) ISIN: US219880AA90; Regulation S ISIN: USU20251AA96.

3 Each Record Date should be 15 days prior to the next Interest Payment Date

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IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officer.

CORPORATE CAPITAL TRUST, INC.

By:
Name:
Title:

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Certificate of Authentication

This is one of the 5.00% Senior Notes due 2022 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Signatory

Dated: June [●], 2017

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[FORM OF REVERSE OF RESTRICTED NOTE]

CORPORATE CAPITAL TRUST, INC.

5.00% SENIOR NOTE DUE 2022

1.       Interest. CORPORATE CAPITAL TRUST, INC., a Maryland corporation that is a closed-end investment company that has elected to be treated as a business development company, as issuer (the “Company”), for value received, promises to pay interest on the principal amount set forth on the face hereof at a rate of 5.00% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including June 28, 20174 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each June 28 and December 28, commencing December 28, 20175. Interest will be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed.

The interest rate payable hereon shall be subject to adjustment from time to time as set forth below.

If either:

(1)       (i) each of (a) Fitch Ratings, Inc. (“Fitch”), (b) Kroll Bond Rating Agency, Inc. (“Kroll”), and (c) Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc. (“S&P” and, together with Fitch and Kroll, the “Rating Agencies”) assigns the Company a corporate rating and (ii) the corporate rating assigned to the Company by any two of the Rating Agencies is BB+ or lower, or any corporate rating assigned to the Company by any Rating Agency is downgraded such that any two of the Rating Agencies assigns the Company a corporate rating of BB+ or lower; or

(2)       (i) fewer than three of the Rating Agencies assign the Company a corporate rating and (ii) the corporate rating assigned to the Company by any one of the Rating Agencies that assigns the Company a corporate rating is BB+ or lower, then the interest rate hereon will increase by 0.50% (an “Interest Rate Increase”).

The interest period beginning after the Company has notified the Trustee and Paying Agent in writing of an Interest Rate Increase is referred to herein as an “Increased Interest Rate Period.”

4       In the case of Notes issued on the Issue Date.

5       In the case of Notes issued on the Issue Date.

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Following an Interest Rate Increase, (i) if each of the Rating Agencies assigns the Company a corporate rating, any two of the Rating Agencies is higher than BB+, or (ii) if fewer than three of the Rating Agencies assign the Company a corporate rating, each of the Rating Agencies is higher than BB+, the interest rate hereon will be decreased to the interest rate set forth in the first paragraph of this section 1.

Any interest rate increase or decrease, as described above, will take effect from the first day of the interest period that begins following receipt of written notice from the Company by the Trustee and Paying Agent that a rating change requires an adjustment in the interest rate. The Company shall notify the Trustee and Paying Agent in writing of any interest rate increase or decrease, as described above, referencing the new rate and related interest period. The Trustee and Paying Agent may conclusively rely without liability on such Company notice.

The Trustee shall have no duty to monitor the Company’s ratings.

2.       Method of Payment. The Company will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on the June 13 or December 136 preceding the Interest Payment Date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in Dollars. At the Company’s option, if Notes are certificated, interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Note Registrar.

3.       Paying Agent and Registrar. Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) will act as a Paying Agent and Note Registrar. The Company may change any Paying Agent or Note Registrar without notice. The Company or any Affiliate thereof may act as Paying Agent or Note Registrar.

4.       Indenture. The Company issued the Notes under an Indenture dated as of June 28, 2017 (the “Indenture”) between the Company and the Trustee. This is one of an issue of Notes of the Company issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

5.       Optional Redemption.

(a)       Prior to or on June 28, 2019, the Company may redeem the Notes, at its option, in whole at any time or in part from time to time, at a redemption price equal to the sum of the present values of the scheduled payment of principal and interest through the interest payment date occurring on June 28, 2020 (exclusive of accrued and unpaid interest to the date of redemption) on the Notes to be redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate plus 50 basis points, plus accrued and unpaid interest, if any, to the applicable redemption date.

6 Each Record Date should be 15 days prior to the next Interest Payment Date

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(b)       After June 28, 2019 and on or before June 27, 2020, the Company may redeem the Notes, at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the applicable redemption date, plus a premium of 3.0% of the principal amount thereof.

(c)       On or after June 28, 2020 and on or before June 27, 2021, the Company may redeem the Notes, at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the applicable redemption date, plus a premium of 1.5% of the principal amount thereof.

(d)       Commencing June 28, 2021, the Company may redeem the Notes, at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus, in each case, accrued and unpaid interest to the redemption date.

(e)       During any Increased Interest Rate Period, the Company may redeem the Notes, at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus, in each case, accrued and unpaid interest to the redemption date.

(f)       In addition, the Company may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

6.       Notice of Redemption. Notices of redemption shall be mailed by first class mail or sent electronically at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. Any redemption and notice thereof may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent described in the notice relating to such redemption.

7.       Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control Repurchase Event and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

9.       Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $250,000 and any integral multiple of $1 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Note Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption.

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10.       Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

11.       Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Company at their written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an “abandoned property” law designates another Person.

12.       Amendment, Supplement, Waiver, Etc. The Company and the Trustee may, without the consent of the Holders of any Outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the TIA, providing for the assumption by a successor to the Company of its obligations to the Holders and making any change that does not adversely affect the rights of any Holder in any material respect. Other amendments and modifications of the Indenture or the Notes may be made by the Company and the Trustee with the consent of the Holders of at least a majority of the aggregate principal amount of the Outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

13.       Restrictive Covenants. The Indenture imposes certain limitations on the ability of Company and its Subsidiaries to, among other things, consolidate, merge or sell all or substantially all of the assets of the Company and its Subsidiaries and requires the Company to provide reports to Holders of the Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 906 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

14.       Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Section 702 of the Indenture, the predecessor corporation will, except as provided in Section 702, be released from those obligations.

15.       Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default occurs and is continuing under the Indenture, either the Trustee, by notice in writing to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding, by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration”, may declare the principal of and premium, if any, and accrued interest, if any, on the Notes to be due and payable, and upon such declaration of acceleration, such principal of and premium, if any, and accrued interest, if any, shall be immediately due and payable; provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Sections 401(5) or (6) occurs, the principal of and premium, if any, and accrued interest, if any, on the Notes then Outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

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Notwithstanding the foregoing, if after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration if:

(1)       all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived;

(2)       to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(3)       the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(4)       in the event of the cure or waiver of an Event of Default of the type described in Sections 401(5) and (6), the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of or interest on the Notes) if it determines that withholding notice is in their best interests.

16.       Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

17.       No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or of any of its Subsidiaries, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.

A-1-8

18.       Discharge. The Company’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of cash in Dollars, Government Obligations or a combination thereof, in such amounts as will be sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

20.       Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

21.       Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Corporate Capital Trust, Inc.
CNL Center at City Commons
450 South Orange Avenue
Orlando, FL 32801
Attn: General Counsel
Telephone: (866) 650-0650

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ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint

Agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:     ______________________________

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-1-10

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 905 of the Indenture, check the appropriate box:

Section 905

If you want to have only part of the Note purchased by the Company pursuant to Section 905 of the Indenture, state the amount you elect to have purchased:

$_________________________________

($1 or any integral multiple thereof; provided that the part not purchased must be at least $250,000)

Date: _____________________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guaranteed

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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Schedule of Exchanges of Interests in Global Note*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Registered Note, or exchanges of a part of another Global Note or Registered Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

* Insert in Global Securities only.

A-1-12

EXHIBIT A-2

[FORM OF UNRESTRICTED NOTE]

CORPORATE CAPITAL TRUST, INC.

5.00% SENIOR NOTE DUE 2022

[Insert Global Note Legend, if applicable]

No. [ ]	CUSIP No. [ ][7]

ISIN No. [           ]8

$[           ]

CORPORATE CAPITAL TRUST, INC., a Maryland corporation that is a closed-end investment company that has elected to be treated as a business development company, as issuer (the “Company”), for value received, promises to pay to [                  ] or registered assigns the principal sum of [                                                      ] (or such other principal amount as shall be set forth in the Schedule of Exchanges of Interests in Global Note attached hereto), on [●], 2022.

Interest Payment Dates:        June 28 and December 28, commencing December 28, 2017.

Record Dates9:         June 13 and December 13 (whether or not a Business Day).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

7 4(a)(2) CUSIP: 219880 AA9; Regulation S CUSIP: U20251 AA9.

8 4(a)(2) ISIN: US219880AA90; Regulation S ISIN: USU20251AA96.

9 Each Record Date should be 15 days prior to the next Interest Payment Date.

A-2-1

IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officer.

CORPORATE CAPITAL TRUST, INC.

By:
Name:
Title:

A-2-2

Certificate of Authentication

This is one of the 5.00% Senior Notes due 2022 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Signatory

Dated: June [●], 2017

A-2-3

[FORM OF REVERSE OF UNRESTRICTED NOTE]

CORPORATE CAPITAL TRUST, INC.

5.00% SENIOR NOTE DUE 2022

1.         Interest. CORPORATE CAPITAL TRUST, INC., a Maryland corporation that is a closed-end investment company that has elected to be treated as a business development company, as issuer (the “Company”), for value received, promises to pay interest on the principal amount set forth on the face hereof at a rate of 5.00% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including June 28, 201710 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each June 28 and December 28, commencing December 28, 201711. Interest will be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed.

The interest rate payable hereon shall be subject to adjustment from time to time as set forth below.

If either:

(1)       (i) each of (a) Fitch Ratings, Inc. (“Fitch”), (b) Kroll Bond Rating Agency, Inc. (“Kroll”), and (c) Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc. (“S&P” and, together with Fitch and Kroll, the “Rating Agencies”) assigns the Company a corporate rating and (ii) the corporate rating assigned to the Company by any two of the Rating Agencies is BB+ or lower, or any corporate rating assigned to the Company by any Rating Agency is downgraded such that any two of the Rating Agencies assigns the Company a corporate rating of BB+ or lower; or

(2)       (i) fewer than three of the Rating Agencies assign the Company a corporate rating and (ii) the corporate rating assigned to the Company by any one of the Rating Agencies that assigns the Company a corporate rating is BB+ or lower, then the interest rate hereon Notes will increase by 0.50% (an “Interest Rate Increase”).

The interest period beginning after the Company has notified the Trustee and Paying Agent in writing of an Interest Rate Increase is referred to herein as an “Increased Interest Rate Period.”

Following an Interest Rate Increase, (i) if each of the Rating Agencies assigns the Company a corporate rating, any two of the Rating Agencies is higher than BB+, or (ii) if fewer than three of the Rating Agencies assign the Company a corporate rating, each of the Rating Agencies is higher than BB+, the interest rate hereon will be decreased to the interest rate set forth in the first paragraph of this section 1.

10       In the case of Notes issued on the Issue Date.

11       In the case of Notes issued on the Issue Date.

 A-2-4

Any interest rate increase or decrease, as described above, will take effect from the first day of the interest period that begins following receipt of written notice from the Company by the Trustee and Paying Agent that a rating change requires an adjustment in the interest rate. The Company shall notify the Trustee and Paying Agent in writing of any interest rate increase or decrease, as described above, referencing the new rate and related interest period. The Trustee and Paying Agent may conclusively rely without liability on such Company notice.

The Trustee shall have no duty to monitor the Company’s ratings.

2.         Method of Payment. The Company will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on the June 13 or December 1312 preceding the Interest Payment Date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in Dollars. At the Company’s option, if Notes are certificated, interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Note Registrar.

3.         Paying Agent and Registrar. Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) will act as a Paying Agent and Note Registrar. The Company may change any Paying Agent or Note Registrar without notice. The Company or any Affiliate thereof may act as Paying Agent or Note Registrar.

4.         Indenture. The Company issued the Notes under an Indenture dated as of June 28, 2017 (the “Indenture”) between the Company and the Trustee. This is one of an issue of Notes of the Company issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

5.         Optional Redemption.

(a)       Prior to or on June 28, 2019, the Company may redeem the Notes, at its option, in whole at any time or in part from time to time, at a redemption price equal to the sum of the present values of the scheduled payment of principal and interest through the interest payment date occurring on June 28, 2020 (exclusive of accrued and unpaid interest to the date of redemption) on the Notes to be redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate plus 50 basis points, plus accrued and unpaid interest, if any, to the applicable redemption date.

12 Each Record Date should be 15 days prior to the next Interest Payment Date.

 A-2-5

(b)       After June 28, 2019 and on or before June 27, 2020, the Company may redeem the Notes, at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the applicable redemption date, plus a premium of 3.0% of the principal amount thereof.

(c)       On or after June 28, 2020 and on or before June 27, 2021, the Company may redeem the Notes, at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the applicable redemption date, plus a premium of 1.5% of the principal amount thereof.

(d)       Commencing June 28, 2021, the Company may redeem the Notes, at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus, in each case, accrued and unpaid interest to the redemption date.

(e)       During any Increased Interest Rate Period, the Company may redeem the Notes, at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus, in each case, accrued and unpaid interest to the redemption date.

(f)        In addition, the Company may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

6.         Notice of Redemption. Notices of redemption shall be mailed by first class mail or sent electronically at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. Any redemption and notice thereof may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent described in the notice relating to such redemption.

7.         Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control Repurchase Event and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

9.         Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $250,000 and any integral multiple of $1 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Note Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption.

 A-2-6

10.       Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

11.       Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Company at their written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an “abandoned property” law designates another Person.

12.       Amendment, Supplement, Waiver, Etc. The Company and the Trustee may, without the consent of the Holders of any Outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the TIA, providing for the assumption by a successor to the Company of its obligations to the Holders and making any change that does not adversely affect the rights of any Holder in any material respect. Other amendments and modifications of the Indenture or the Notes may be made by the Company and the Trustee with the consent of the Holders of at least a majority of the aggregate principal amount of the Outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

13.       Restrictive Covenants. The Indenture imposes certain limitations on the ability of Company and its Subsidiaries to, among other things, consolidate, merge or sell all or substantially all of the assets of the Company and its Subsidiaries and requires the Company to provide reports to Holders of the Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 906 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

14.       Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Section 702 of the Indenture, the predecessor corporation will, except as provided in Section 702, be released from those obligations.

15.       Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default occurs and is continuing under the Indenture, either the Trustee, by notice in writing to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding, by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration”, may declare the principal of and premium, if any, and accrued interest, if any, on the Notes to be due and payable, and upon such declaration of acceleration, such principal of and premium, if any, and accrued interest, if any, shall be immediately due and payable; provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Sections 401(5) or (6) occurs, the principal of and premium, if any, and accrued interest, if any, on the Notes then Outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

 A-2-7

Notwithstanding the foregoing, if after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration if:

(1)       all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived;

(2)       to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(3)       the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(4)       in the event of the cure or waiver of an Event of Default of the type described in Sections 401(5) and (6), the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of or interest on the Notes) if it determines that withholding notice is in their best interests.

16.       Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

17.       No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or of any of its Subsidiaries, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.

 A-2-8

18.       Discharge. The Company’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of cash in Dollars, Government Obligations or a combination thereof, in such amounts as will be sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

20.       Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

21.       Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Corporate Capital Trust, Inc.
CNL Center at City Commons
450 South Orange Avenue
Orlando, FL 32801
Attn: General Counsel
Telephone: (866) 650-0650

 A-2-9

ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint

Agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your

Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee: ______________________________

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

 A-2-10

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 905 of the Indenture, check the appropriate box:

Section 905

If you want to have only part of the Note purchased by the Company pursuant to Section 905 of the Indenture, state the amount you elect to have purchased:

$
($1 or any integral multiple thereof; provided that the part not purchased must be at least $250,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guaranteed

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

 A-2-11

Schedule of Exchanges of Interests in Global Note*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Registered Note, or exchanges of a part of another Global Note or Registered Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

* Insert in Global Securities only.

 A-2-12

EXHIBIT B

[FORM OF LEGEND FOR GLOBAL NOTE]

Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

B-1

EXHIBIT C

[FORM OF LEGEND FOR RESTRICTED SECURITIES]

Any Restricted Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Global Note) in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”), (2) AGREES THAT IT WILL NOT, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR FOR WHICH IT HAS PURCHASED SECURITIES, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF 4(a)(2) NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY [RULE 144] [REGULATION S] UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) OR, IF LATER, THE LAST DATE UPON WHICH ADDITIONAL NOTES (AS DEFINED IN THE INDENTURE) HAVE BEEN ISSUED, OFFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

C-1

EXHIBIT D

[FORM OF LEGEND FOR TEMPORARY REGULATION S NOTE]

Any Regulation S Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) for the 40 day distribution period (as defined in Regulation S) in substantially the following form:

“By its acquisition hereof, the holder hereof represents that it is not a U.S. Person, nor is it purchasing for the account of a U.S. Person, and is acquiring this note in an offshore transaction in accordance with regulation s under the Securities Act.”

D-1

EXHIBIT E

FORM OF CERTIFICATE OF TRANSFER

Corporate Capital Trust, Inc.
CNL Center at City Commons
450 South Orange Avenue
Orlando, FL 32801
Attn: General Counsel

The Bank of New York Mellon Trust Company, N.A.
[Address]
Attn:    [●]

Re:       5.00% Senior Notes due 2022

(CUSIP _____________)
(ISIN _______________)

Reference is hereby made to the Indenture, dated as of June 28, 2017 (the “Indenture”), by and among Corporate Capital Trust, Inc. (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

______________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of ___________ in such Note[s] or interests (the “Transfer”), to __________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.       ☐ Check if Transferee will take delivery of a beneficial interest in a 4(a)(2) Global Note or a Registered Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Registered Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Registered Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Registered Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Registered Note and in the Indenture and the Securities Act.

2.      ☐ Check if Transferee will take delivery of a beneficial interest in a Regulation S Global Note or a Registered Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Registered Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Registered Note and in the Indenture and the Securities Act.

3.      ☐ Check and complete if Transferee will take delivery of a beneficial interest in the Global Note or a Registered Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Registered Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)    ☐   such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)    ☐   such Transfer is being effected to the Company or a Subsidiary thereof;

or

(c)    ☐   such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)    ☐   such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Registered Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit G to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Registered Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Registered Notes and in the Indenture and the Securities Act.

4.     ☐  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or an Unrestricted Registered Note.

(a)       ☐    Check if Transfer is pursuant to Rule 144. (i)  The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Registered Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Registered Notes and in the Indenture.

(b)       ☐    Check if Transfer is pursuant to Regulation S. (i)  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Registered Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Registered Notes and in the Indenture.

(c)       ☐    Check if Transfer is pursuant to Other Exemption. (i)  The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Registered Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Registered Notes and in the Indenture.

(d)       ☐    Check if Transfer is pursuant to an Effective Registration Statement. (i)  The Transfer is being effected pursuant to and in compliance with an effective registration statement under the Securities Act and any applicable blue sky securities laws of any State of the United States and in compliance with the prospectus delivery requirements of the Securities Act and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Registered Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Registered Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name: Title:

 Dated:________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE]

(a)	☐ a beneficial interest in a:

(i)	☐ 4(a)(2) Global Note (CUSIP ______) (ISIN ______), or

(ii)	☐ Regulation S Global Note (CUSIP ______) (ISIN ______), or

(b)	☐ a Restricted Registered Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 4(a)(2) Global Note (CUSIP _______) (ISIN ______), or

(ii)	☐ Regulation S Global Note (CUSIP ______) (ISIN ______), or

(iii)	☐ Unrestricted Global Note (CUSIP ______) (ISIN ______), or

(b)	☐ a Restricted Registered Note; or

(c)	☐ an Unrestricted Registered Note,

in accordance with the terms of the Indenture.

E-5

EXHIBIT F

FORM OF CERTIFICATE OF EXCHANGE

Corporate Capital Trust, Inc.
CNL Center at City Commons
450 South Orange Avenue
Orlando, FL 32801
Attn: General Counsel

The Bank of New York Mellon Trust Company, N.A.
[Address]
Attn:     [●]

Re:      5.00% Senior Notes due 2022

(CUSIP _____________)
(ISIN _______________)

Reference is hereby made to the Indenture, dated as of June 28, 2017 (the “Indenture”), by and among Corporate Capital Trust, Inc. (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

____________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of ____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.           Exchange of Restricted Registered Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Registered Notes or Beneficial Interests in an Unrestricted Global Note

(a)          ☐          Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

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(b)          ☐          Check if Exchange is from Restricted Registered Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Registered Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Registered Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)          ☐          Check if Exchange is from Restricted Registered Note to Unrestricted Registered Note. In connection with the Owner’s Exchange of a Restricted Registered Note for an Unrestricted Registered Note, the Owner hereby certifies (i) the Unrestricted Registered Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Registered Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and (iv) the Unrestricted Registered Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.            Exchange of Restricted Registered Notes for Restricted Registered Notes or Beneficial Interests in Restricted Global Notes.

(a)          ☐          Check if Exchange is from Restricted Registered Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Registered Note for a beneficial interest in the [CHECK ONE] __ 4(a)(2) Global Note or __Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

●	By:
Name:
Title:

Dated: ________________

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EXHIBIT G

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Corporate Capital Trust, Inc.
CNL Center at City Commons
450 South Orange Avenue
Orlando, FL 32801
Attn: General Counsel

The Bank of New York Mellon Trust Company, N.A.
[Address]
Attn:    [●]

Re:        5.00% Senior Notes due 2022

(CUSIP _____________)
(ISIN _______________)

Reference is hereby made to the Indenture, dated as of June 28, 2017 (the “Indenture”), by and among Corporate Capital Trust, Inc. (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of ____________ aggregate principal amount of:

(a)      ☐      a beneficial interest in a Global Note, or

(b)      ☐      a Registered Note,

we confirm that:

1.       We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

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2.       We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any Subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (c) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer, of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act or (E) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Registered Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.       We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.       We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.       We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Owner]

●	By:
Name:
Title:

Dated: ________________

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